Exhibit 5.1

Hogan Lovells US LLP Columbia Square 555 Thirteenth Street, NW Washington, DC 20004 T +1 202 637 5600 F +1 202 637 5910 www.hoganlovells.com
October 28, 2020 Board of Directors National Rural Utilities Cooperative Finance Corporation 20701 Cooperative Way Dulles, Virginia 20166

Ladies and Gentlemen:

We are acting as counsel to National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (the “Company”), in connection with its registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the registration for issuance and sale by the Company of one or more series of the following securities of the Company: (i) senior debt securities (the “Senior Debt Securities”), (ii) subordinated debt securities (the “Subordinated Debt Securities”), and (iii) collateral trust bonds (the “Collateral Trust Bonds” and, together with the Senior Debt Securities and the Subordinated Debt Securities, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing. For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s charter and bylaws and applicable District of Columbia corporate law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared or automatically become effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Senior Debt Securities will be issued pursuant to the Indenture, dated as of December 15, 1987, between the Company and U.S. Bank National Association, as successor trustee, filed as Exhibit 4.4 to the Registration Statement, as supplemented by the First Supplemental Indenture, dated as of October 1, 1990, between the Company and U.S. Bank National Association, as successor trustee, filed as Exhibit 4.5 to the Registration Statement, and as further amended or supplemented from time to time in accordance with its terms (the “Senior Indenture”); (iv) any Subordinated Debt Securities will be issued pursuant to the Indenture, dated as of October 15, 1996, between the Company and U.S. Bank National Association, as successor trustee, filed as Exhibit 4.8 to the Registration Statement and as amended or supplemented from time to time in accordance with its terms (the “Subordinated Indenture”); (v) any Collateral Trust Bonds will be issued pursuant to the Indenture, dated as of October 25, 2007, between the Company and U.S. Bank National Association, as trustee, filed as Exhibit 4.1 to the Registration Statement and as amended or supplemented from time to time in accordance with its terms (the “Collateral Trust Bond Indenture”); (vi) the Senior Indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (vii) the Subordinated Indenture will be qualified under the Trust Indenture Act; (viii) the Collateral Trust Bond Indenture will be qualified under the Trust Indenture Act; (ix) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement, purchase agreement or agency agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; and (vi) the Company will remain a District of Columbia cooperative association.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Senior Indenture, under the Subordinated Indenture and under the Collateral Trust Bond Indenture, namely, the trustee with respect to the Senior Indenture, the Subordinated Indenture and the Collateral Trust Bond Indenture, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by the Senior Indenture, the Subordinated Indenture or the Collateral Trust Bond Indenture, as applicable; that the Senior Indenture, the Subordinated Indenture or the Collateral Trust Bond Indenture, as applicable has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligations of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under the Senior Indenture, the Subordinated Indenture or the Collateral Trust Bond Indenture, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under the Senior Indenture, the Subordinated Indenture or the Collateral Trust Bond Indenture, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) the District of Columbia Cooperative Association Act of 2010 (the “Cooperative Association Act”), and (ii) the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other statutes, rules or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules or regulations may have on the opinions expressed herein). As used herein, the term “Cooperative Association Act” includes the statutory provisions contained therein, all applicable provisions of the District of Columbia Home Rule Act and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a)           The Senior Debt Securities, upon authentication by the trustee and due execution and delivery on behalf of the Company in accordance with the Senior Indenture and any supplemental indenture or officers’ certificate and company order relating thereto, will constitute valid and binding obligations of the Company.

(b)           The Subordinated Debt Securities, upon authentication by the trustee and due execution and delivery on behalf of the Company in accordance with the Subordinated Indenture and any supplemental indenture or officers’ certificate and company order relating thereto, will constitute valid and binding obligations of the Company.

(c)           The Collateral Trust Bonds, upon authentication by the trustee and due execution and delivery on behalf of the Company in accordance with the Collateral Trust Bond Indenture and any supplemental indenture or officers’ certificate and company order relating thereto, will constitute valid and binding obligations of the Company

The opinions expressed above in Paragraphs (a)-(c) with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP

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